Exhibit 10.9      Superstat Distribution Agreement


                              DISTRIBUTOR AGREEMENT
                              ---------------------
                                     between

                              SUPERSTAT CORPORATION
                              ---------------------
                                       and

                          EMERGENCY FILTRATION PRODUCTS
                          -----------------------------

         SUPERSTAT CORPORATION, hereinafter referred to as the "Company" and Emergency Filtration Products, hereinafter referred to as the "Distributor," in consideration of the promises made herein and intending to be legally bound, agree as follows:


                               ARTICLE 1. RECITALS


                             Legal Status of Company

         Section 1.01. The Company is a Corporation duly organized, validly existing and in good standing under the laws of the State of California, with corporate power to own property and carry on its business as it is now being conducted. Company has its principal officer and place of business at 2015 University Drive, Rancho Dominguez, California 90220.

                           Legal Status of Distributor

         Section 1.02. The Distributor is a corporation duly organized, validly existing, and in good standing, with corporate power to own property and carry on its business as contemplated by this agreement. The distributor has its principal office and place of business at 321 North Mall Drive, Suite H103, St. George, Utah 84797.

                                     Purpose

         Section 1.03. The purpose of this Agreement is to appoint a distributor for the sale of certain of the company's products.

                Facilities, Ability, and Desire to Be Distributor

         Section 1.04. (a) The Distributor represents that it possesses the facilities and ability to promote the sale of certain or the products manufactured by the Company and is desirous of developing demand for and selling such products in the territory hereinafter described.
         (b) The Company is desirous of having the Distributor develop demand for and sell certain of its products in such territory on the terms and conditions set forth herein.
                           Article 2. Distributorship


                                   Appointment

         Section 2.01. (a) The Company appoints the Distributor for the sale of certain of its products within the following territory: See Exhibit B. The territory so described, and as may be subsequently enlarged, reduced, or otherwise changed in area with the mutual consent of the parties hereto, is hereinafter referred to as the "territory".

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                                Products Covered

         Section 2.02. The products of the Company covered by this Agreement are Modified Collagen Surgical Hemostatic Products hereinafter referred to as the "products". See Exhibit A. Forecasts would form part of our agreement from January 25, 1998.

                                  Best Efforts

         Section 2.03. In consideration of this appointment, the Distributor shall exert its best efforts to promote the sale of the products, and in furtherance thereof, shall not handle any products of any other person, firm, or corporation which compete with, or are of the like nature to, the products named above.

                              Duration of Agreement

         Section 2.04. Unless sooner terminated as hereinafter provided, this Agreement shall continue in force for one year from the date of execution and, providing the provisions of the Agreement have been complied with shall automatically renew for one year periods at the expiration of each period.


                              Article 3. OPERATIONS

                          Acceptance of Orders; Filling

         Section 3.01. (a) All orders the Company receives for its products from the Distributor are subject to acceptance by the Company.
         (b) The Company will use its reasonable best efforts to fill the accepted orders as promptly as practical, subject, however, to delays caused by transportation conditions, labor or material shortages, strikes, riots, fires, or any other cause beyond the Company's control. In all cases, the Company will use its reasonably best efforts to advise the Distributor the status of any products which the Distributor has previously ordered.


                                     Payment

         Section 3.02. (a) The Distributor shall pay the Company for the products which the Distributor purchases in accordance with the prices shown in Schedule C attached hereto and made a part hereof (and as may be revised by the Company from time to time) except that for orders requiring specifications that the Company determined cannot be met at the prices in Schedule C, Distributor shall pay the Company in accordance with Section 3.02. (b).
         (b) The Distributor shall set out the specifications of products ordered. If these specifications cannot be met at the prices shown in Schedule C for the respective products, the Company shall promptly give notice to the Distributor and both parties shall negotiate in good faith to establish a mutually acceptable price.

                                  Price Changes

         Section 3.03. The Company shall advise the Distributor of all contemplated price changes ninety (90) days prior to establishing prices.

                          Regulatory Approval for Sale

         Section 3.04. The Company represents and warrants that it has filed with the Food and Drug Administration (FDA) the appropriate regulatory documents to enable the lawful manufacture, distribution and sale of the Products. The Distributor shall be responsible for all additional registrations or approvals necessary to market the Products in the Territory. The Company shall cooperate and assist with any of the Distributor's regulatory filings required subsequent to the date of this Agreement.

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                              Rights of Inspection

         Section 3.05. The Company shall allow representatives of the Distributor to inspect the manufacturing site as needed pursuant to the Distributor's auditing procedures. The Distributor shall provide the Company with as much advance notification as possible prior to such inspections, however, it shall have the right of inspection at any time during normal business hours. Consummation of this Agreement can be subject to a satisfactory preliminary inspection by the Distributor of manufacturing facilities at which Products are produced.

                                Terms of Purchase

         Section 3.06. (a) The Distributor shall pay the Company for its purchases within sixty (60) days of delivery to Distributor.
         (b) A separate billing will be provided for each shipment.

                         Order Specifications / Warranty

         Section 3.07. The Company warrants that the Products which it sells to the Distributor are free from defects in materials, fabrication or workmanship and shall meet the Product specifications and the specifications in the respective order. In the event that any Products shall not meet the required specifications, the Company's liability under this Agreement shall be limited to replacing the Products at no charge and indemnify Distributor for unrecoverable importation costs. The Company shall not be liable in any event for Distributor's loss of profits, business, good will or other consequential damage or of breach of any other warranty express or implied.

                           Warranty and Responsibility

         The Company hereby indemnify and hold harmless the Distributor from and against liability for claims, damages, costs and expenses incurred by Distributor in respect of any claims made against Distributor by users of the Company's goods alleging any loss occasioned by an inherent defect created or caused by the Company, in the goods or any commodity, article or thing manufactured or supplied by the Company when used in accordance with instructions supplied by the Company subject to the following conditions:
         1. Distributor shall make no admission of liability or compromise with claimants.
         2. Distributor shall immediately upon becoming aware of any such claim, advise the Company of all relevant details.
         3. Distributor shall allow the Company to take over and conduct any lawsuit or claim and to challenge, settle or compromise any such action as the Company may in their absolute discretion deem appropriate.
         4. Distributor shall cooperate in all respects with the Company in the Company's investigations, actions and settlement of any such claim.

                                     Samples

         Section 3.08. The Company shall from time to time provide the Distributor free of charge with a reasonable number of samples of products for use in testing and sales efforts in the territory. In no event will samples exceed 2% of invoiced sales to the Distributor.

                                Minimum Purchases

         Section 3.09. In the event that the Distributor purchases from the Company are less than the minimum purchases thereafter set forth, the Company shall have a right to adjust the discounts or terminate the Agreement as provided in section 4.01. The minimum purchases are: See Exhibit D.


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                             ARTICLE 4. TERMINATION

                                     Grounds

         Section 4.01. The Company may terminate this Agreement for failure of the Distributor to meet provisions of this Agreement. If the Company elects to terminate, it shall give written notice of such election within forty five (45) days after which the Distributor has not met the provisions of this Agreement. The Distributor may terminate this Agreement by giving written notice within forty five (45) days of the close of any calendar year.

                    Additional Right of Company to Terminate

         Section 4.02. In case of a disagreement of any nature shall arise between the officers or managers of the Distributor whereby the Company deems its interest may be imperiled or, in the case of their incapacity, death, sale merger, insolvency of the Distributor, or in case an application is made to have the Distributor declared bankrupt, or in case a receiver trustee is appointed for the Distributor, then the Company may, at its option, terminate this Agreement by giving the Distributor thirty (30) days written notice.

                                 Effective Date

         Section 4.03. In case of termination by either the Company or the Distributor, the termination shall be effective as of the end of the forty-five
(45) day period, except for termination by the Company as provided under Section 4.02.


                    ARTICLE 5. INTERPRETATION AND ENFORCEMENT


                                     Notices

         Section 5.01. Any Notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States mail, postage prepaid or deposited with any express delivery service:
         1. In the case of the Company, to an officer or such other person or address as the Company may from time to time furnish to the Company.
         2. In the case of the Distributor, to any officer or to such other person or address as the Distributor may from time to time furnish the Company.

                            Distributor Not an Agent

         Section 5.02. This Agreement does not constitute the Distributor as an agent or legal representative of the Company, or the Company as the agent or legal representative of the Distributor for any purpose whatsoever. Neither party is granted any express or implied right or authority by the other party to assume or to create any obligation or responsibility on behalf of or in the name of the other party, or to bind the other party in any manner whatsoever.

                               No Implied Waivers

         Section 5.03. The failure of either party at any time to require performance by the other party of any provision in this Agreement shall not affect in any way the full right to require such performance at any time hereafter. Nor shall this Agreement be taken or held to be a waiver of the provision itself.

                                   Assignment

         Section 5.04. The Distributor shall not assign any of its rights or obligations under this Agreement. Any voluntary assignment or assignments by operation of law of any rights and obligations of Distributor shall be deemed a default under this Agreement allowing the Company to exercise all remedies available to it under the law.

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                             Choice of Law and Forum

         Section 5.05. (a) The formation, interpretation and performance of this Agreement shall be governed by the law of the State of California excluding its conflict of laws rule.
         (b) No lawsuit pertaining to any matter arising under or growing out of this contract shall be instituted in any place other than California.

                                Entire Agreement

         Section 5.06. This Agreement sets forth the entire Agreement between the parties, and supersedes all other oral or written provisions. This Agreement may be modified only in writing signed by all parties.

Executed on February 2, 1998 at Rancho Dominguez, California.

SUPERSTAT CORPORATION
\S\Mark McKonic
Mark McKonic
C.E.O.     2-2-98


EMERGENCY FILTRATION PRODUCTS
\S\Michael J. Crnkovich
Michael J. Crnkovich
President     1-25-98



                                    EXHIBIT A

                                    PRODUCTS
                                    --------
Superstat 2"x 2"  3% and 1.5% Concentrations         (in boxes of 10 units)

                               CATALOG DESCRIPTION
                               -------------------
                                    1.5%                      9105-00
                                      3%                      9106-00

Superstat 4" x 4" 3% and 1.5% Concentrations         (in boxes of 5 units)

                               CATALOG DESCRIPTION
                               -------------------
                                    1.5%                      9101-00
                                      3%                      9012-00

                                    EXHIBIT B

                                    TERRITORY
                                    ---------

All United States Military Medial Installations.

Military Medical Installations of other National Governments not in conflict with United States restrictions or other legal restrictions.


Revised April 2001

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SUPERSTAT CORPORATION

By:\S\Mark McKonic
Mark McKonic
Title:   C.E.O.                                      Date: April 13, 2001


EMERGENCY FILTRATION PRODUCTS

By:\S\Doug K. Beplate
Doug K. Beplate
Title:   President                                   Date: April 13, 2001

                                    EXHIBIT C

                               DISTRIBUTOR PRICES
                               ------------------

Superstat 2" x 2" (in boxes of 10 units) $9.80/per unit/$98.00 per box (U.S.D.)
                                                  $98.00/per case (10 bxs./case)

Superstat 4" x 4" (in boxes of 5 units) $15.75 per unit/$78.75 per box (U.S.D.)
                                                 $787.50 per case (10 bxs./case)

                                    EXHIBIT D

                                MINIMUM PURCHASES
                                -----------------

Minimum purchases will be formatted after the six months of this contract and will be calculated by potential and expected penetration based on historical performance of comparable markets.








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